FORM NSAR
Q77.O Transactions effected pursuant to Rule 10F3

Fidelity Charles Street Trust

Series Number	Fund	Trade Date	Settle Date	Security Name:	Size of Offering:	Aggregate Offering Value	Price:	Shares Purchased	Transaction Value	Underwriter Fidelity Purchased From	Underwriting Members:(1)	Underwriting Members:(2)	Underwriting Members:(3)	Underwriting Members:(4)	Underwriting Members:(5)	Underwriting Members:(6)
5	ASSET MANAGER INCOME	04-Oct-00	11-Oct-00	TNPC Inc	21,000,000	441,000,000	21.00	1,000	21,000	FBCO	0	Credit Suise	DLJ	FCM	Chase H&Q	CIBC World